Exhibit 99.1

COMSTOCK

Comstock Reports Third Quarter 2026 Results

Adjusted EBITDA more than doubles year-over-year on 34% revenue growth as CHCI's platform continues to scale, with sector and geographic diversification advancing

Q3 2026

- **Revenue increased 34% over Q3-25 to $17.9 million; YTD Revenue increased 49% to $57.9 million**
- **Net income increased 9% over Q3-25 to $0.6 million; YTD Revenue increased 219% to $11.4 million**
  - **Q3 net income includes Q3 valuation impact of $1.0 million unrealized loss on Jericho (JEV) equity investments, partially reversing a significant gain in Q2; YTD gain remains up $3.7 million**
- **Adjusted EBITDA increased 112% over Q3-25 to $2.3 million; YTD Adjusted EBITDA increased 121% to $11.8 million**

Managed Portfolio

- **24 additional managed assets vs. prior year; 115 in total, including 12 new contracts secured by ParkX subsidiary in Q3**
- **Stabilized Commercial and Residential portfolios continue to perform, both remain more than 90% leased**
  - **Reston Station's five Trophy-class office towers are 98% leased/reserved; interior build-outs underway for Booz Allen Hamilton's 300,000+ square-foot HQ and other significant tenants**
  - **Recently delivered 419-unit BLVD Haley at Reston Station 50% leased at period end**

Real Estate Venture Platforms

- **Institutional Venture Platform (IVP) continues progress**
  - **Secured purchase agreement for IVP acquisition of The Ascher, a 672-unit value-add multifamily property in Charlotte, North Carolina**
  - **Secured development approval for 147-unit LITEC multifamily development in Rockville, Md.**
- **Data Center Platform (DCP)**
  - **Oklahoma JV secured 1,000 acres of surface development rights in Q3 and now holds ~7,000 acres in total**
  - **Development plans have commenced for first of several large-scale data center campuses**

RESTON, Va. — November 5, 2026 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company") today announced financial results for the third quarter ended September 30, 2026.

"Our third quarter results demonstrate the strength and scalability of Comstock's business model," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "We achieved double digit revenue growth for the 8th consecutive quarter, Adjusted EBITDA that is more than double the comparative prior year periods, and are well on track to deliver record results in 2026."

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q3 2026	Q3 2025	YTD 2026	YTD 2025
Revenue	$ 17,857	$ 13,317	$ 57,884	$ 38,928
Net income	$ 588	$ 541	$ 11,422	$ 3,576
Adjusted EBITDA	2,259	1,066	11,785	5,338
Net income per share — diluted	$ 0.06	$ 0.05	$ 1.05	$ 0.34
Managed Portfolio - # of assets	115	91	115	91

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

1

Mr. Clemente continued, “Equally important, we are building a stronger, more diversified company. With the continued growth of our operating subsidiaries, expanding relationships with third-party asset owners, and opportunities to extend our integrated platform beyond the Washington, D.C. region, we are well positioned for sustained growth and long-term value creation.” The Company will post an updated Investor Presentation to the “Events and Presentations” section of its Investor Relations website on November 5, 2026. Additional Information • Stabilized Commercial portfolio is 92% leased; 12 commercial leases executed in Q3 covering ~62,000 sqft. of office and retail spaces; 27 executed YTD covering ~502,000 sqft. • Stabilized Residential portfolio is 91% leased; 699 units leased YTD. • ParkX subsidiary revenue up 65% vs. prior year; 84% revenue increase YTD. • JW Marriott Residences Reston Station sales continue to outperform all other condo sales in the Reston sub- market. • Development updates on The Row at Reston Station: ◦ JW Marriott Reston Station Hotel conference center expansion to deliver in Q4. ◦ Ebbitt House, the first-ever expansion of D.C.’s iconic Old Ebbitt Grill officially scheduled to open in November 2026. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. About Comstock Comstock (Nasdaq: CHCI) is a leading real estate company specializing in the development, acquisition, operation, and management of mixed-use, transit-oriented properties and data center developments. With over four decades of industry expertise, Comstock’s vertically integrated operating platform delivers long-term value across a rapidly growing portfolio of premier properties that includes two of the most prominent mixed-use, transit-oriented developments in the Mid-Atlantic region. Leveraging its scalable, asset-light, debt-free business model, Comstock has strategically expanded into large-scale AI and digital infrastructure development and established an active position in one of the real estate industry's top-performing segments. For more information, please visit Comstock.com. Contacts Investor: investorrelations@comstock.com Media: publicrelations@comstock.com 2

September 30, December 31, 2026 2025 Assets Current assets: Cash and cash equivalents $ 22,694 $ 31,282 Accounts receivable, net 1,236 829 Accounts receivable - related parties 20,112 19,137 Prepaid expenses and other current assets 886 2,018 Total current assets 44,928 53,266 Fixed assets, net 950 674 Intangible assets 144 144 Leasehold improvements, net 7 30 Investments in real estate ventures 20,007 5,953 Equity investments 6,430 — Operating lease assets 4,328 5,002 Deferred income taxes, net 16,219 18,894 Deferred compensation plan assets 1,418 897 Other assets 138 102 Total assets $ 94,569 $ 84,962 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 5,480 $ 7,839 Accounts payable and accrued liabilities 691 847 Current operating lease liabilities 1,026 994 Total current liabilities 7,197 9,680 Deferred compensation plan liabilities 1,451 960 Operating lease liabilities 3,630 4,356 Total liabilities 12,278 14,996 Stockholders' equity: Class A common stock 100 99 Class B common stock 2 2 Additional paid-in capital 204,148 203,246 Treasury stock (2,662) (2,662) Accumulated deficit (119,297) (130,719) Total stockholders' equity 82,291 69,966 Total liabilities and stockholders' equity $ 94,569 $ 84,962 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Revenue $ 17,857 $ 13,317 $ 57,884 $ 38,928 Operating costs and expenses: Cost of revenue 15,107 11,858 44,375 32,647 Selling, general, and administrative 991 725 3,419 1,869 Depreciation and amortization 92 73 237 231 Total operating costs and expenses 16,190 12,656 48,031 34,747 Income (loss) from operations 1,667 661 9,853 4,181 Other income (expense): Interest income 133 218 330 622 Gain (loss) on real estate ventures (111) 35 27 53 Gain (loss) on equity investments (964) — 3,732 — Other income (expense), net (10) 77 155 132 Income (loss) from operations before income tax 715 991 14,097 4,988 Provision for (benefit from) income tax 127 450 2,675 1,412 Net income (loss) $ 588 $ 541 $ 11,422 $ 3,576 Weighted-average common stock outstanding: Basic 10,282 10,076 10,568 10,059 Diluted 10,636 10,500 10,899 10,448 Net income (loss) per share: Basic $ 0.06 $ 0.05 $ 1.08 $ 0.36 Diluted $ 0.06 $ 0.05 $ 1.05 $ 0.34 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Net income (loss) $ 588 $ 541 $ 11,422 $ 3,576 Interest income (133) (218) (330) (622) Income taxes 127 450 2,675 1,412 Depreciation and amortization 92 73 237 231 Stock-based compensation 510 255 1,540 794 (Gain) loss on real estate ventures 111 (35) (27) (53) (Gain) loss on equity investments 964 — (3,732) — Adjusted EBITDA $ 2,259 $ 1,066 $ 11,785 $ 5,338 The increases in Adjusted EBITDA for the three and nine months ended September 30, 2026 were primarily driven by the continued expansion of our managed portfolio that brought significant increases in recurring fee- based revenue from our three operating property management subsidiaries and higher asset management fee revenue. Also contributing were significant increases in supplemental leasing fee revenue and acquisition fee revenue. We define Adjusted EBITDA as net income (loss), excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gains (losses) on real estate ventures and equity investments. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5